Exhibit 5.1

FLEMING PLLC

30 Wall Street, 8th Floor

New York, New York 10005

November 14, 2025

Sadot Group Inc.

295 E. Renfro Street, Suite 209

Burleson Texas 76028

Re:       Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Sadot Group Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), including a related prospectus filed with the Registration Statement (the “Prospectus”), relating to the registration of the offer and sale from time to time, in each case, by the selling securityholder named in the Registration Statement (the “Selling Securityholder”) of up to 400,000 shares of common stock, par value $0.0001 per share (“Common Stock”) that may be issued and sold to the Selling Securityholder from time to time pursuant to the Purchase Agreement (“Purchase Agreement”) dated September 23, 2025 (the “Advance Shares”) and (ii) 13,849 shares of Common Stock issued to a Selling Securityholder as consideration for its irrevocable commitment under the Purchase Agreement (the “Commitment Shares” and together with the Advance Shares, the “Shares”). This opinion letter is being furnished in accordance with the requirements of Item 601 of Regulation S-K under the Act and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus.

As such counsel and for purposes of our opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including without limitation:

(i)	the Registration Statement;

(ii)	the Prospectus;

(iii)	the Articles of Incorporation of the Company, as amended (the “Charter”);

(iv)	the Bylaws, as amended, of the Company as presently in effect;

(v)	the Purchase Agreement; and

(vi)	resolutions adopted by the board of directors of the Company relating to, among other things, the approval of the Purchase Agreement, the filing of the Registration Statement and the registration, sale and issuance of the Shares (the “Resolutions”).

As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and of public officials. In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth in this opinion letter.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (iv) the legal capacity, competency and authority of all persons executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (viii) that there has not been any change in the good standing status of the Company from that reported in any good standing certificate; (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties; (x) the Shares will not be issued or transferred in violation of any restriction contained in the Charter and that upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter; and (xi) that prior to the issuance of any of the Advance Shares, the Board of Directors of the Company (or the duly authorized persons thereof) will determine the price and certain other terms of issuance of such Advance Shares in accordance with the Resolutions (the “Board Proceedings”). As to all questions of fact material to this opinion letter, and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that (i) the Commitment Shares have been validly issued and are fully paid and nonassessable and (ii) the Advance Shares, when sold and issued in accordance with the Registration Statement, the Prospectus and the Purchase Agreement and upon completion of all of the Board Proceedings, will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the corporate law of the State of Nevada, as in effect on the date of this opinion letter and we disclaim any obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision, or otherwise.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Shares, or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

This opinion letter is rendered solely in connection with the filing of the Registration Statement. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein, even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares being registered while the Registration Statement is effective under the Act.

Very truly yours,

/s/ Fleming PLLC